Exhibit 10.2
ABM INDUSTRIES INCORPORATED
STATEMENT OF TERMS AND CONDITIONS APPLICABLE TO
OPTIONS, RESTRICTED STOCK, RESTRICTED STOCK UNITS
AND PERFORMANCE SHARES GRANTED TO EMPLOYEES
PURSUANT TO THE 2006 EQUITY INCENTIVE PLAN
(As Amended and Restated January 11, 2010)
I. INTRODUCTION
The following terms and conditions shall apply to each Award granted under the Plan to an Employee eligible to participate in the Plan. This Statement of Terms and Conditions is subject to the terms of the Plan and of any Award made pursuant to the Plan. In the event of any inconsistency between this Statement of Terms and Conditions and the Plan, the Plan shall govern.
II. DEFINITIONS
Capitalized terms not otherwise defined in this Statement of Terms and Conditions shall have the meaning set forth in the Plan. When capitalized in this Statement of Terms and Conditions, the following additional terms shall have the meaning set forth below:
A.	“Cause” means, with respect to a Participant:
(i) serious misconduct, dishonesty, disloyalty or insubordination;
(ii) the Participant’s conviction (or entry of a plea bargain admitting criminal guilt) of any felony or misdemeanor involving moral turpitude;
(iii) drug or alcohol abuse that has a material or potentially material effect on the Company’s reputation and/or the performance of the Participant’s duties and responsibilities under the Participant’s employment agreement;
(iv) failure to substantially perform the Participant’s duties or responsibilities under the Participant’s employment agreement for reasons other than death or disability;
(v) repeated inattention to duty for reasons other than death or disability; or
(vi) any other material breach of the Participant’s employment agreement by the Participant.
B.	“Competitive Activity” shall mean, with respect to a Participant, the Participant’s participation, without the written consent signed by an officer of the Company and authorized by the Board, in the management of any business enterprise if (i) such enterprise engages in substantial and direct competition with the Company and such enterprise’s sales of any product or service competitive with any product or service of the Company amounted to 10% of such enterprise’s net sales for its most recently completed fiscal year and if the Company’s net sales of said product or service amounted to 10% of the Company’s net sales for its most recently completed fiscal year or (ii) the primary business done or intended to be done by such enterprise is in direct competition with the business of providing facility services in any geographic market in which the Company operates. “Competitive Activity” will not include the mere ownership of securities in any such enterprise and the exercise of rights appurtenant thereto, if such ownership is less than 5% of the outstanding voting securities or units of such enterprise.

C.	“Excess Equity Award” means the positive difference, if any, between the value of the Award granted to an Executive Officer and the Award that would have been made to such Executive Officer had the amount of the Award been calculated based on the Company’s financial statements as restated.
D.	“Executive Officer” means any person who is an officer of the Company for purposes of Section 16 of the Exchange Act.
E.	“Fair Market Value” of a Share as of a specified date means the closing price at which Shares are traded on such date as reported in the New York Stock Exchange composite transactions published in the Wall Street Journal, or if no trading of Shares is reported for that day, on the next following day on which trading is reported; provided that for purposes of determining the exercise price of an Incentive Stock Option, the Fair Market Value of a Share as of the date of grant means the average of the opening and closing price at which Shares are traded on such date as reported in the New York Stock Exchange composite transactions published in the Wall Street Journal, or if no trading of Shares is reported for that day, on the next preceding day on which trading was reported.
F.	“Grant Date” means the date the Administrator grants the Award.
G.	“Independent Committee” means any committee consisting of independent Directors designated by the independent members of the Board.
H.	“Option Period” means the period commencing on the Grant Date of an Option and, except as otherwise provided in Section III.E, ending on the Termination Date.
I.	“Option Proceeds” means, with respect to any sale or other disposition of Shares issued or issuable upon the exercise of an Option, an amount determined appropriate by the independent members of the Board or the Independent Committee, in its sole judgment, to reflect the effect of a restatement of the Company’s financial statements on the Company’s stock price, up to an amount equal to the number of Shares sold or disposed of, multiplied by a number equal to the difference between the Fair Market Value per Share at the time of sale or disposition and the Exercise Price.
J.	“Termination Date” means the date that an Option expires as set forth in the Option Agreement.
III. OPTIONS
A.	Option Notice and Agreement. An Option granted under the Plan shall be evidenced by an Option Agreement setting forth the terms and conditions of the Option, including whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and the number of Shares subject to the Option. Each Option Agreement shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.
B.	Exercise Price. The Exercise Price of an Option, as specified in the Option Agreement, shall be equal to or greater than the Fair Market Value of the Shares underlying the Option on the Grant Date.
C.	Option Period. An Option shall be exercisable only during the applicable Option Period, and during such Option Period the exercisability of the Option shall be subject to the vesting provisions of Section III.D as modified by the rules set forth in Sections III.E, V and VI. The Option Period shall be not more than seven years from the Grant Date.

D.	Vesting of Right to Exercise Options.
1.	Except as provided in Sections V, VI and VII, an Option shall be exercisable during the Option Period in accordance with the following vesting schedule: (i) 25% of the Shares subject to the Option shall vest on the first anniversary of the Grant Date; (ii) an additional 25% of the Shares shall vest on the second anniversary of the Grant Date; (iii) an additional 25% of the Shares shall vest on the third anniversary of the Grant Date; and (iv) the remaining 25% of the Shares subject to the Option shall vest on the fourth anniversary of the Grant Date. Notwithstanding the foregoing, the Administrator may specify a different vesting schedule at the time the Option is granted and as specified in the Option Agreement.
2.	Any vested portion of an Option not exercised hereunder shall accumulate and be exercisable at any time on or before the Termination Date, subject to the rules set forth in Sections III.E, V, VI and VII. No Option may be exercised for less than 5% of the total number of Shares then available for exercise under such Option. In no event shall the Company be required to issue fractional shares.
E.	Termination of Employment. In addition to the terms set forth in the Plan with respect to termination of employment:
1.	If a Participant ceases to be a bona fide employee of the Company or an Affiliate due to his or her Retirement, Disability or death during the Option Period, in addition to any Shares vested under the Option Agreement prior to the date of Disability or death, the Option shall vest in the number of Shares equal to 25% of the number of Shares originally subject to the Option, multiplied by the number of whole months between the most recent anniversary date of the Option grant and the date of Retirement, Disability or death, and divided by 12.
2.	If a Participant who ceases to be a bona fide employee of the Company or an Affiliate is subsequently rehired prior to the expiration of his or her Option, then the Option shall continue to remain outstanding until such time as the Participant subsequently terminates employment or the Option otherwise terminates pursuant to this Statement of Terms and Conditions. Upon the Participant’s subsequent termination of employment, the post-termination exercise period calculated pursuant to the terms and conditions of this Section III.E shall be reduced by the number of days between the date of the Participant’s initial termination of employment and his or her rehire date; provided, however, that if the rehired Participant continues to be employed by the Company or an Affiliate for at least one year from his or her rehire date, then the post-termination exercise period for the Option shall be determined in accordance with the Plan and shall not be adjusted as described above.

F.	Method of Exercise. A Participant may exercise an Option with respect to all or any part of the exercisable Shares as follows:
1.	By giving the Company, or its authorized representative designated for this purpose, written notice of such exercise specifying the number of Shares as to which the Option is so exercised. Such notice shall be accompanied by an amount equal to the Exercise Price of such Shares, in the form of any one or combination of the following:
a.	cash or certified check, bank draft, postal or express money order payable to the order of the Company in lawful money of the United States;
b.	if approved by the Company at the time of exercise, personal check of the Participant;
c.	if approved by the Company at the time of exercise, a “net exercise” pursuant to which the Company will not require a payment of the exercise price from the Participant but will reduce the number of Shares issued upon the exercise by the largest number of whole Shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept payment in a form identified in (a) or (b) of this section;
d.	if approved by the Company at the time of exercise, by tendering to the Company or its authorized representative Shares which have been owned by the Participant for at least six months prior to said tender, and having a Fair Market Value, as determined by the Company, equal to the Exercise Price. In the event a Participant tenders Shares to pay the Exercise Price, tender of Shares acquired through exercise of an Incentive Stock Option may result in unfavorable income tax consequences unless such Shares are held for at least two years from the Grant Date of the Incentive Stock Option and one year from the date of exercise of the Incentive Stock Option;
e.	if approved by the Company at the time of exercise, delivery (including by FAX transmission) to the Company or its authorized representative of an executed irrevocable option exercise form together with irrevocable instructions to an approved registered investment broker to sell Shares in an amount sufficient to pay the Exercise Price plus any applicable withholding taxes and to transfer the proceeds of such sale to the Company; and
2.	If required by the Company, by giving satisfactory assurance in writing, signed by the Participant, the Participant shall give his or her assurance that the Shares subject to the Option are being purchased for investment and not with a view to the distribution thereof; provided that such assurance shall be deemed inapplicable to (i) any sale of the Shares by such Participant made in accordance with the terms of a registration statement covering such sale, which has heretofore been (or may hereafter be) filed and become effective under the Securities Act of 1933, as amended (the “Securities Act”) and with respect to which no stop order suspending the effectiveness thereof has been issued, and (ii) any other sale of the Shares with respect to which, in the opinion of counsel for the Company, such assurance is not required to be given in order to comply with the provisions of the Securities Act.
G.	Limitations on Transfer. An Option shall, during a Participant’s lifetime, be exercisable only by the Participant. No Option or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than as set forth in the Plan. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of an Option or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution, or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Option by notice to the Participant and the Option shall thereupon become null and void.

H.	No Shareholder Rights. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a shareholder with respect to the Shares subject to an Option except to the extent that an Option has been exercised.
IV. RESTRICTED STOCK, RESTRICTED STOCK UNITS, AND PERFORMANCE SHARES
A.	Agreement. A Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award granted under the Plan shall be evidenced by an Agreement to be executed by the Participant and the Company setting forth the terms and conditions of the Award. Each Award Agreement shall incorporate by reference and be subject to this Statement of Terms and Conditions and the terms and conditions of the Plan.
B.	Special Restrictions. Each Restricted Stock Award, Restricted Stock Unit Award, or Performance Share Award made under the Plan shall contain the following terms, conditions and restrictions and such additional terms, conditions and restrictions as may be determined by the Administrator; provided, however, that no Award shall be subject to additional terms, conditions and restrictions which are more favorable to a Participant than the terms, conditions and restrictions set forth in the Plan, the Restricted Stock Agreement, Restricted Stock Unit Award Agreement, Performance Share Award Agreement, or this Statement of Terms and Conditions.
1.	Restrictions. Until the restrictions imposed on any Restricted Stock Award shall lapse, shares of Restricted Stock granted to a Participant: (a) shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of, and (b) shall, if the Participant experiences a “separation from service” (within the meaning of Section 409A of the Code) from the Company or an Affiliate for any reason (except as otherwise provided in the Plan or in Section IV.B.2) be returned to the Company forthwith, and all the rights of the Participant to such Shares shall immediately terminate. A Participant shall not be permitted to sell, transfer, pledge, assign or encumber such Restricted Stock Units or Performance Shares, other than pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act. If a Participant experiences a “separation from service” (within the meaning of Section 409A of the Code) from the Company or an Affiliate (except as otherwise provided in the Plan or in Section IV.B.2) prior to the lapse of the restrictions imposed on a Restricted Stock Unit Award or Performance Share Award, the unvested portion of the Restricted Stock Unit Award or Performance Share Award shall be forfeited to the Company, and all the rights of the Participant to such Award shall immediately terminate. If a Participant is absent from work with the Company or an Affiliate because of his or her short-term disability or because the Participant is on an approved leave of absence, if the period of such leave does not exceed six months (or if longer, so long as the individual retains a right to reemployment with the Company under an applicable statute or by contract), the Participant shall not be deemed during the period of any such absence, by virtue of such absence alone, to have experienced a “separation from service” (within the meaning of Section 409A of the Code) from the Company or an Affiliate except as the Administrator may otherwise expressly determine. Notwithstanding the foregoing, if the Participant is on a voluntary leave of absence for the purpose of serving the government of the country of which the Participant is a citizen or in which the Participant’s principal place of employment is located, such leave shall be considered an approved leave of absence.

2.	Termination of Employment by Reason of Retirement, Disability or Death.
a.	Restricted Stock Awards and Restricted Stock Unit Awards. Notwithstanding any provision contained herein or in the Plan or the Restricted Stock Agreement or Restricted Stock Unit Agreement to the contrary, if a Participant who has been in the continuous employment of the Company or an Affiliate since the Grant Date of a Restricted Stock Award or Restricted Stock Unit Award ceases to be a bona fide employee of the Company or an Affiliate, which cessation constitutes a “separation from service” under Section 409A of the Code and which is a result of Retirement, Disability or death, then the restrictions shall lapse as to the number of Shares or Share Equivalents equal to: (i) 50% of the number of Shares or Share Equivalents originally subject to the Award, multiplied by (ii) the number of whole months between the Grant Date (or if the Grant Date occurred more than two years prior to the date of Retirement, Disability or death, the second anniversary of the Grant Date) and the date of Retirement, Disability or death, divided by (iii) 24.
b.	Performance Share Awards. Notwithstanding any provision contained herein or in the Plan or the Performance Share Agreement to the contrary, if a Participant who has been in the continuous employment of the Company or an Affiliate since the Grant Date of a Performance Share Award ceases to be a bona fide employee of the Company or an Affiliate as a result of Retirement, Disability or death, then at the end of the performance period the restrictions shall lapse as to the number of Share Equivalents equal to: (i) the number of Performance Shares vested in accordance with the performance objectives established by the Administrator for the Award, multiplied by (ii) the number of whole months between the Grant Date and the date of Retirement, Disability or death, divided by (iii) the number of months in the performance period.
C.	Dividends, Dividend Equivalents, and Business Transactions. Upon cash dividends being paid on outstanding shares of ABM common stock, dividends shall be paid with respect to Restricted Stock during the Restriction Period and shall be converted to additional shares of Restricted Stock, which shall be subject to the same restrictions as the original Award for the duration of the Restricted Period. Upon cash dividends being paid on outstanding shares of ABM common stock, dividend equivalents shall be credited in respect of Restricted Stock Units and Performance Shares, which shall be converted into additional Restricted Stock Units or Performance Shares, which will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award or Performance Share Award, including the same vesting restrictions as the underlying Award. Upon stock dividends being paid on outstanding shares of ABM common stock or a Business Transaction, the Administrator is authorized to take such actions and make such changes with respect to outstanding Awards, including the performance criteria for the termination of restrictions on Awards, as are consistent with the Plan and this Statement of Terms and Conditions to effect the terms of the Awards.

D.	Election to Recognize Gross Income in the Year of Grant. If any Participant validly elects within thirty days of the Grant Date to include in gross income for federal income tax purposes an amount equal to the Fair Market Value of the Shares of Restricted Stock granted on the Grant Date, such Participant shall pay to the Company, or make arrangements satisfactory to the Administrator to pay to the Company in the year of such grant, any federal, state or local taxes required to be withheld with respect to such shares in accordance with Section VIII.F.
E.	No Shareholder Rights for Restricted Stock Units or Performance Shares. Neither a Participant nor any person entitled to exercise a Participant’s rights in the event of the Participant’s death shall have any of the rights of a shareholder with respect to the Share Equivalents subject to a Restricted Stock Unit Award or Performance Share Award except to the extent that a stock certificate has been issued with respect to such Shares upon the payment of any vested Restricted Stock Unit Award or Performance Share Award.

F.	Time of Payment of Restricted Stock Units and Performance Shares.
1.	Subject to Section IV.F.2 below, upon the lapse of the restriction imposed on Restricted Stock Unit Awards or Performance Share Awards, all Restricted Stock Units and Performance Shares that were not forfeited pursuant to Sections IV.B.1, V or VI shall be paid to the Participant as soon as reasonably practicable after the restrictions lapse but not later than 75 days following the date on which the restrictions lapse. Payment shall be made in Shares in the form of a stock certificate. The foregoing notwithstanding, the Participant may elect to defer payment of the Restricted Stock Units in the manner described in Section IV.G;
2.	To the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable pursuant to Section IV.F of this Statement of Terms and Conditions during the six-month period immediately following a Participant’s termination of employment shall instead be paid on the first business day after the date that is six months following the Participant’s termination of employment (or upon the Participant’s death, if earlier).
G.	Deferral Election. Each Participant, pursuant to rules established by the Administrator, may be entitled to elect to defer all or a percentage of any payment in respect of a Restricted Stock Unit Award or Performance Shares that he or she may be entitled to receive as determined pursuant to Section IV.F. This election shall be made by giving notice in a manner and within the time prescribed by the Administrator and in compliance with Code Section 409A. Each Participant must indicate the percentage (expressed in whole percentages) he or she chooses to defer of any payment he or she may be entitled to receive. If no notice is given, the Participant shall be deemed to have made no deferral election. Each deferral election filed with the Company shall become irrevocable in accordance with the terms and conditions of the Company’s Deferred Compensation Plan (or any successor plan) and in compliance with Code Section 409A.
V. SPECIAL FORFEITURE AND REPAYMENT RULES IN THE EVENT OF CONDUCT CONSTITUTING CAUSE
Any other provision of this Statement of Terms and Conditions to the contrary notwithstanding, if the independent members of the Board or the Independent Committee determines that a Participant has engaged in conduct which constitutes Cause, the following provisions shall apply:
A.	Any outstanding Option shall immediately and automatically terminate, be forfeited and shall cease to be exercisable, without limitation. In addition, any shares of Restricted Stock, Restricted Stock Units or Performance Shares as to which the restrictions have not lapsed shall immediately and automatically be forfeited, all of the rights of the Participant to such shares or share equivalents shall immediately terminate, and any Restricted Stock shall be returned to the Company.

B.	The lapse of restrictions on or vesting of Restricted Stock, Restricted Stock Units, or Performance Shares that have vested or upon which the restrictions have lapsed within the 36-month period immediately prior to the date it is determined that the Participant engaged in conduct constituting Cause (the “Determination Date”) shall be rescinded and all outstanding Awards shall be cancelled. The Participant shall deliver to the Company the Shares delivered upon vesting or lapse of restrictions if such vesting or lapse of restrictions has been rescinded and the Shares retained by the Participant.
C.	The independent members of the Board or the Independent Committee may, to the extent permitted by applicable law, rescind any Awards made to the Participant within the 36-month period immediately prior to the Determination Date.
D.	The independent members of the Board or the Independent Committee may, to the extent permitted by applicable law, recover any gains realized from the sale of vested Shares or the sale or other disposition of any Shares issued or issuable upon the exercise of an Option, in the case of any such sale or other disposition during the 36-month period immediately prior to the Determination Date.
The independent members of the Board or the Independent Committee shall determine in such body’s sole discretion whether the Participant has engaged in conduct that constitutes Cause.
Any provision of this Section V which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section V.
VI. RECOUPMENT IN THE EVENT OF A RESTATEMENT
Any other provision of this Statement of Terms and Conditions to the contrary notwithstanding, if the Company’s financial statements are the subject of a restatement due to misconduct, fraud or malfeasance, then the following shall apply:
A.	To the extent permitted by governing law, the independent members of the Board or the Independent Committee may, in its discretion, (1) rescind any Excess Equity Award or portion thereof made to an Executive Officer within the 36-month period immediately prior to the date such material restatement is first publicly disclosed and (2) in the event that an Executive Officer has sold or otherwise disposed of some or all of the Shares subject to the Excess Equity Award, recover any gains made from the sale or other disposition of such Shares that was effected during the 36-month period immediately prior to the date such material restatement is first publicly disclosed. In no event shall the Company be required to award an Executive Officer additional equity incentive compensation should the restated financial statements result in a higher equity incentive payment.
B.	In addition to the foregoing, the independent members of the Board or the Independent Committee may, in its discretion, require that an Executive Officer pay the Company, in cash and upon demand, Option Proceeds resulting from the sale or other disposition of Shares issued or issuable upon the exercise of an Option if the sale or disposition was effected during the 36-month period immediately prior to the date such material restatement is first publicly disclosed.

Any provision of this Section VI which is determined by a court of competent jurisdiction to be invalid or unenforceable should be construed or limited in a manner that is valid and enforceable and that comes closest to the business objectives intended by such invalid or unenforceable provision, without invalidating or rendering unenforceable the remaining provisions of this Section VI.
VII. CHANGE IN CONTROL
A.	Effect of Change in Control on Options. Subject to the limitations set forth in Section VII.C, in the event of a Change in Control, the surviving, continuing, successor, or purchasing Company or other business entity or parent thereof, as the case may be (the “Acquiror”) may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options covering the Acquiror’s stock. All Options assumed or continued by the Acquiror in connection with a Change in Control will become fully vested and exercisable if the Participant’s employment is terminated without Cause at any time during the 12-month period following the Change in Control.

Any Option granted one year or more prior to the Change in Control that is neither assumed nor continued by the Acquiror in connection with the Change in Control shall, contingent on the Change in Control, become fully vested and exercisable immediately prior to the Change in Control. Any Option granted less than one year prior to the Change in Control that is neither assumed nor continued by the Acquiror in connection with the Change in Control shall, to the extent not previously vested and exercisable, immediately prior to the Change in Control become vested and exercisable as to the number of Shares subject to such Option equal to (i) the number of Shares originally subject to such Option, multiplied by (ii) the number of whole months between the Grant Date and the Change in Control, divided by (iii) the number of months between the Grant Date and the date on which all Shares originally subject to such Option would have been fully vested and exercisable; and such Option shall terminate with respect to all remaining Shares subject to such Option.
B.	Effect of Change in Control on Awards Other than Options. Subject to the limitations set forth in Section VII.C, in the event of a Change in Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Awards other than Options or substitute for such Awards substantially equivalent awards covering the Acquiror’s stock. All Awards other than Options assumed or continued by the Acquiror in connection with a Change in Control will become fully vested and all restrictions on such Awards will lapse if the Participant’s employment is terminated without Cause at any time during the 12-month period following the Change in Control. Any Award that is neither assumed nor continued by the Acquiror in connection with the Change in Control shall, upon the Change in Control, become fully vested and all restrictions shall be released immediately prior to the Change in Control, and all Restricted Unit Awards and Performance Share Awards shall become immediately payable. Notwithstanding anything in this Section VII.B to the contrary, if the Change in Control does not constitute a “change in effective ownership or control” of the Company within the meaning of Code Section 409A, the Restricted Stock Units and Performance Shares granted pursuant to this Statement of Terms and Conditions will vest as provided in this Section VII.B, but will be payable to the Participant in accordance with the provisions of Section IV.

C.	Excess Parachute Payments. Subject to a Severance Agreement between the Participant and the Company approved by the Board of Directors or the Compensation Committee, if any amount or benefit to be paid or provided under an Award or any other agreement between a Participant and the Company would be an Excess Parachute Payment but for the application of this sentence, then the payments and benefits to be paid or provided under the Award and any other agreement will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment. The determination of whether any reduction in such payments or benefits to be provided under the Award or any other agreement or otherwise is required pursuant to the preceding sentence will be made at the expense of the Company by independent accountants or the Company’s benefits consultant. The fact that the Participant’s right to payments or benefits may be reduced by reason of the limitations contained in this paragraph will not of itself limit or otherwise affect any other rights of the Participant under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this paragraph, the Participant will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this paragraph. The Company will provide the Participant with all information reasonably requested by the Participant to permit the Participant to make such designation. In the event that the Participant fails to make such designation within 10 business days after receiving notice from the Company of a reduction under this paragraph, the Company may effect such reduction in any manner it deems appropriate.
VIII. MISCELLANEOUS
A.	No Effect on Terms of Employment. Subject to the terms of any employment contract entered into by the Company and a Participant to the contrary, the Company (or an Affiliate which employs him or her) shall have the right to terminate or change the terms of employment of a Participant at any time and for any reason whatsoever.
B.	Grants to Participants in Foreign Countries. In making grants to Participants in foreign countries, the Administrator has the full discretion to deviate from this Statement of Terms and Conditions in order to adjust Awards under the Plan to prevailing local conditions, including custom and legal and tax requirements.
C.	Information Notification. Any information required to be given under the terms of an Award Agreement shall be addressed to the Company in writing by mail, overnight delivery service, or by electronic transmission to the Senior Vice President, Human Resources and the Assistant Vice President & Director of Compensation. Any notice to be given to a Participant shall be given in writing by mail, overnight delivery service, or by electronic transmission.
D.	Administrator Decisions Conclusive. All decisions of the Administrator administering the Plan upon any questions arising under the Plan, under this Statement of Terms and Conditions, or under an Award Agreement, shall be conclusive.
E.	No Effect on Other Benefit Plans. Nothing herein contained shall affect a Participant’s right to participate in and receive benefits from and in accordance with the then current provisions of any pensions, insurance or other employment welfare plan or program offered by the Company.

F.	Withholding. Each Participant shall agree to make appropriate arrangements with the Company and his or her employer for satisfaction of any applicable federal, state or local income tax withholding requirements or payroll tax requirements. If approved by the Company at the time of exercise, such arrangements may include an election by a Participant to have the Company retain some portion of the Stock acquired pursuant to exercise of an Option to satisfy such withholding requirements. The election must be made prior to the date on which the amount to be withheld is determined. If a qualifying election is made, then upon exercise of an Option, in whole or in part, the Company will retain the number of Shares having a value equal to the amount necessary to satisfy any withholding requirements. Calculation of the number of Shares to be withheld shall be made based on the Fair Market Value of the Stock. In no event, however, shall the Company be required to issue fractional shares of Stock. The Administrator shall be authorized to establish such rules, forms and procedures as it deems necessary to implement the foregoing.
With respect to the vesting of an Award other than an Option, if the Participant does not make an arrangement with the Company and his or her employer for satisfaction of the applicable income and withholding requirements or social security requirements in advance of the vesting date, the Company shall retain the number of Shares (that otherwise would have been payable to the Participant) having a value equal to the amount necessary to satisfy any withholding requirements. Calculation of the number of such Shares shall be as described above.
G.	Successors. This Statement of Terms and Conditions and the Award Agreements shall be binding upon and inure to the benefit of any successor or successors of the Company. “Participant” as used herein shall include the Participant’s Beneficiary.
H.	Governing Law. The interpretation, performance, and enforcement of this Statement of Terms and Conditions and all Award Agreements shall be governed by the laws of the State of Delaware.

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